UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2009

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 20, 2009, Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into a License Agreement (the “Agreement”) with AstraZeneca AB, a Swedish corporation (“AstraZeneca”).  The Agreement is subject to review by the U. S. Government under the Hart-Scott-Rodino Act (the “HSR Act”) and will not become effective until the expiration or earlier termination of the waiting period (or any extension thereof).  Either party may terminate the Agreement 120 days after the date of filing under the HSR Act, if the transaction is not effective by that date.

Under the terms of the Agreement, Nektar and AstraZeneca agree to cooperate in researching and developing products derived from the application of Nektar’s proprietary product candidates Oral NKTR-118 (PEGylated naloxol), a peripheral opioid antagonist in clinical development for the treatment of opioid-induced constipation (OIC) and other manifestations of opioid bowel dysfunction (OBD), and the Oral NKTR-119 program which combines Oral NKTR-118 with certain opioid compounds.  Pursuant to the Agreement, Nektar granted AstraZeneca a worldwide exclusive license to NKTR-118 and NKTR-119.

Under the terms of the Agreement, AstraZeneca agreed to pay Nektar an up-front payment of $125 million.  In relation to NKTR-118, AstraZeneca will use commercially reasonable efforts to develop NKTR-118 and Nektar is eligible to receive up to $235 million in development milestones and up to $375 million in additional sales milestones if the product achieves certain commercial sales levels.  In relation to NKTR-119, AstraZeneca will use commercially reasonable efforts to develop one product based on NKTR-119 and has rights to develop multiple products based on NKTR-119.  For each of the first two initial products based on NKTR-119, Nektar is eligible to receive for each of such products up to $75 million in development milestones and up to $310 million in additional sales milestones.  For both NKTR-118 and NKTR-119, Nektar is also eligible to receive significant and escalating double-digit royalty payments, varying by country of sale and based on annual net sales.  Nektar’s right to receive royalties (subject to certain adjustments) in any particular country will expire upon the later of (a) specified period of time after the first commercial sale of the product in that country (or in the European Union if the country is in the European Union) or (b) the expiration of patent rights in that particular country.

On an interim basis, Nektar will supply AstraZeneca with its requirements for NKTR-118 clinical study material on a cost plus basis, until a technology transfer enabling AstraZeneca to undertake such manufacture is completed.  AstraZeneca is responsible for all other clinical manufacturing and all commercial manufacturing.  Nektar will grant AstraZeneca a worldwide, exclusive, perpetual, royalty-bearing, sublicensable license under Nektar’s patents and know-how to develop, sell and otherwise exploit NKTR-118 and NKTR-119.  AstraZeneca will bear all costs associated with research, development and commercialization and will control product development and commercialization decisions.  Each party retains rights to its own intellectual property and an equal, undivided interest in jointly-developed intellectual property in connection with the work conducted under or in connection with the Agreement.

Pursuant to the terms of the Agreement, each of Nektar and AstraZeneca agrees, for a period of five years from the first commercial sale of a product in the United States or two other specified markets, not to conduct late stage development of, or commercialize, certain competing products for the prevention, treatment or amelioration of opioid-induced constipation or opioid-induced bowel dysfunction.  The Agreement includes various representations, warranties, covenants, indemnities and other provisions customary for transactions of this nature.  AstraZeneca may terminate the Agreement (i) for certain specified safety, efficacy or regulatory reasons, and (ii) on a country by country basis, in the event of certain intellectual property infringement events.  Either party may terminate the Agreement in the event of an uncured material breach.

The foregoing summary is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.

Item 7.01.    Regulation FD Disclosure

On September 21, 2009, Nektar issued a press release announcing entry into the Agreement, which is filed herewith as Exhibit 99.1 to this Current Report.  The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Nektar will host a conference call at 8:30 a.m. Eastern time / 5:30 a.m. Pacific time on September 21, 2009, to update stockholders on the Agreement and the collaboration with AstraZeneca announced today.  Callers may join the call via telephone at 866.543.6403 (domestic) or 617.213.8896 (international).  The participant passcode is 72093106.  Access to the live webcast will be available via the Investor Relations section of the Company’s Website at www.nektar.com.  A replay will also be available within 24 hours for at least seven days following the conference call.

FORWARD LOOKING STATEMENTS

In this Form 8-K Nektar makes, and on the conference call referred to above management expects to make, certain forward-looking statements regarding the collaboration with AstraZeneca.  These forward-looking statements involve substantial risks and uncertainties including but not limited to: (i) laboratory research and clinical trials are long, expensive and uncertain processes and the successful completion of future development milestones will be required in order for Nektar to realize future development milestone payments under the Agreement, (ii) the risk of failure of any product that is in pre-clinical and clinical development and prior to regulatory approval is high and can occur at any stage due to efficacy, safety or other factors, (iii) any failure would likely result in reduced or no further payments to Nektar from AstraZeneca, (iv) competing alternative therapies that are currently on the market or under development could reduce the commercial potential of the products which could materially reduce Nektar’s royalty revenue and sales milestones under the Agreement, (v) the Agreement could be terminated under customary conditions, (vi) AstraZeneca and Nektar may not be successful in obtaining regulatory approval of the products, (vii) the products may not achieve a minimally acceptable commercial profile based on results of clinical trials or competing therapies that target one or more of the same indications, (viii) Nektar’s patent applications for the products which have not already issued may not issue, or even if such patents issue, the claims contained in such pending patents and patents that have already been issued to Nektar may not provide sufficient market exclusivity, (ix) current patents and future patents that may issue may not be valid or enforceable and (x) potential future third-party intellectual property disputes.  Other important risks and uncertainties are detailed in Nektar’s reports and other filings with the SEC including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Actual results could differ materially from the forward-looking statements.  Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued on September 21, 2009 by Nektar Therapeutics announcing collaboration with AstraZeneca for development of NKTR-118 and NKTR-119.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

Date: September 21, 2009	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on September 21, 2009 by Nektar Therapeutics announcing collaboration with AstraZeneca for development of NKTR-118 and NKTR-119.